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                                                                    EXHIBIT 99.1

[AMKOR LOGO]

                                                                    News Release


                 AMKOR TECHNOLOGY REPORTS SECOND QUARTER RESULTS

                    OUTLOOK IS STRONG FOR SECOND HALF OF YEAR

West Chester, PA. - August 5, 1999 -- Amkor Technology, Inc. (Nasdaq: AMKR), the world's largest provider of contract semiconductor packaging and test services, cited strengthening demand and a strong second half outlook in reporting financial results for the second quarter ended June 30, 1999. Revenues were $450 million, up 16.9 percent from $385 million in the second quarter of 1998. Assembly & test revenues were $380 million compared with $372 million in the second quarter of last year. Wafer fab revenues were $70 million compared with $13 million in the second quarter of 1998.

Net income was $11.5 million, or $0.10 per share, compared with pro forma net income of $20.8 million, or $0.19 per share, for the year-ago period.

There were 118 million weighted average shares outstanding for the second quarter of 1999 compared with 116 million weighted average shares outstanding in the year ago period. Amkor sold 35.3 million common shares in its May 1998 initial public offering.

Second quarter EBITDA rose to $67.5 million from $63.8 million in the second quarter of 1998. EBITDA is defined as earnings before income taxes; equity in income (loss) of affiliates; foreign currency gain or loss; interest expenses, net; depreciation and amortization. We have included data concerning EBITDA because investors use it to provide information regarding our historical ability to service debt. EBITDA is not determined in accordance with U.S. GAAP.

For the first six months of 1999, revenues rose 15% to $870 million from $756 million in the first six months of 1998. Net income was $30.4 million, or $0.26 per share, compared to pro forma net income of $30.4 million, or $0.32 per share, for the year-ago period.

"We believe the second quarter marked a turning point in the cycle and represents a springboard for what we expect will be sharply improved performance in the second half of the year," said John Boruch, Amkor's President. "The growth drivers in our business have finally begun to assert themselves. We are seeing much stronger demand in our core packaging and test business, especially in our advanced leadframe and laminate packages that support rapidly growing communications applications."


                                     -more-


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Unit shipments rose 25% over the year-ago quarter and 11% over the first quarter of 1999. Overall assembly & test capacity utilization rose to 80% from 74% in the year-ago period and 76% in the first quarter of 1999. High end (advanced leadframe and laminate) products represented 59% of packaging and test revenues for both the first and second quarter of 1999, compared to 54% in Q2 '98.

"We are aggressively expanding capacity in several of our advanced product lines in order to accommodate strong customer demand, which we expect will continue into next year," said Mr. Boruch. "Customer die support has been very firm, and despite the tight market for wafer supply, we are optimistic that our customers will continue to have access to wafers."

"Anam's wafer fab was operating at full capacity of approximately 17,000 wafer starts per month during the second quarter. Wafer fab sales reflected continued strong demand from Texas Instruments for digital signal processor wafers. We have several additional customers who recognize the leading-edge technology available at Anam Semiconductor Inc.'s fab and for whom Anam will be supplying wafers during the third quarter," added Mr. Boruch.

"The second quarter performance at K4 turned out better than expected, and we achieved acceptable margins," said Mr. Boruch. "Existing customer demand forecasts for K4 are very strong, and we anticipate improved sales volumes and margins as we look ahead to the third and fourth quarter."

"Second quarter results were also influenced by pricing actions taken during the soft market of Q4 '98 and Q1 '99, however the pricing environment is certainly improving," noted Mr. Boruch. "Overall ASP declines were just over 4% for the second quarter, compared with ASP declines of 7%, 9% and 10% for the three prior quarters. We expect that the second half of the year will reflect a continued improvement in product mix toward advanced packages with higher ASPs. Based on our expectations of higher production throughput in our K4 and P3 factories, we anticipate achieving higher gross margins in the second half of the year than we did in the second quarter."

Ken Joyce, Amkor's Chief Financial Officer, noted, "We previously announced that the contractual level of gross margin on revenue derived from Anam's packaging & test factories during the first quarter of 1999 would remain in effect for the second and third quarter of 1999. This gross margin level has actually been in effect since the second quarter of 1998, and I am pleased to note that we have negotiated with Anam to maintain this gross margin level for the remainder of 1999."


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"Due to the tax holiday associated with the K4 facility, our effective tax rate was 28% in the second quarter, and we expect it to approach 25% in the third and fourth quarters of 1999," said Mr. Joyce.

Pro forma results are presented for 1998 because prior to May 1, 1998 certain of the Company's subsidiaries were taxed as S corporations and as a result, did not recognize any provision for Federal income taxes. Pro forma financial data reflect a pro forma provision to reflect the U.S. Federal and state income taxes, which would have been recorded by the Company if these subsidiaries had been C corporations.

The attached financial statements reflect the $625 million long-term debt raised in connection with the acquisition of K4. The 1999 Balance Sheet and Income Statement data include the asset, liabilities and results of operations for K4 from the acquisition date of May 17, 1999 through June 30, 1999. The above amounts do not include any charge for purchased research and development related to the acquisition of K4. Subject to completion of our appraisal, a portion of the purchase price may be accounted for as purchased R&D. The company does not expect that this charge will be a significant portion of the purchase price.

Amkor Technology, Inc. is the world's largest provider of contract semiconductor packaging and test services. The company offers a complete set of micro-electronics manufacturing services including deep submicron wafer fabrication, wafer probe testing, IC packaging design, assembly & testing, burn-in, characterization and reliability testing. More information on Amkor Technology, Inc. is available from the company's SEC filings and on Amkor's web site, http://www.amkor.com. Amkor Technology, Inc. is traded on the Nasdaq National Market under the symbol AMKR.

This news release contains forward-looking statements - such as (1) our expectation that the second half of the year will exhibit sharply improved financial performance; (2) our expectations that unit demand for our products will improve and that this demand will continue into next year; (3) our expectations of an improvement in product mix toward advanced packages with higher average selling prices during the second half of the year; (4) our belief that our customers will continue to have access to wafers; (5) our expectations of higher production throughput at our P3 and K4 factories; and (6) our expectations of achieving higher gross margins in the second half of the year; - that involve risks and uncertainties that could cause actual results to differ from anticipated results. Further information on risk factors that could affect the outcome of the events set forth in these statements and that would affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for the fiscal year ended December 31, 1998.

Contact:       Jeffrey Luth, VP Investor Relations
               610-431-9600 ext. 5613


                               (tables to follow)

                             AMKOR TECHNOLOGY, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    FOR THE THREE MONTHS
                                                       ENDED JUNE 30,
                                                 -------------------------
                                                   1998            1999
                                                 ---------       ---------
                                                (unaudited)     (unaudited)
NET REVENUES ..................................  $ 384,724       $ 449,925
COST OF REVENUES -- including
   Purchases from ASI .........................    317,106         383,162
                                                 ---------       ---------
GROSS PROFIT ..................................     67,618          66,763
                                                 ---------       ---------
OPERATING EXPENSES:
  Selling, general and administrative .........     28,939          35,017
  Research and development ....................      1,938           2,843
                                                 ---------       ---------
     Total operating expenses .................     30,877          37,860
                                                 ---------       ---------
OPERATING INCOME ..............................     36,741          28,903
                                                 ---------       ---------
OTHER (INCOME) EXPENSE:
  Interest expense, net .......................      4,875          10,799
  Foreign currency (gain) loss ................        956              98
  Other expense, net ..........................      1,808           2,006
                                                 ---------       ---------
     Total other expense ......................      7,639          12,903
                                                 ---------       ---------
INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST .......................     29,102          16,000
PROVISION FOR INCOME TAXES ....................      3,109           4,480
MINORITY INTEREST .............................       (126)             --
                                                 ---------       ---------
NET INCOME ....................................  $  26,119       $  11,520
                                                 =========       =========
PRO FORMA DATA (UNAUDITED):
  Historical income before income taxes
     and minority interest ....................  $  29,102
  Pro forma provision for income taxes ........      8,437
                                                 ---------
  Pro forma income before minority
     Interest .................................     20,665
  Historical minority interest ................       (126)
                                                 ---------
  Pro forma net income ........................  $  20,791
                                                 =========
PER SHARE DATA:
  Basic net income
     per common share .........................  $     .25       $     .10
                                                 =========       =========
  Diluted net income
     per common share .........................  $     .23       $     .10
                                                 =========       =========
  Basic pro forma net income
     per common share .........................  $     .20
                                                 =========
  Diluted pro forma net income
     per common share .........................  $     .19
                                                 =========
Shares used in computing basic net income
per common share ..............................    106,035         118,131
                                                 =========       =========
Shares used in computing diluted net income
per common share ..............................    116,428         118,396
                                                 =========       =========

                             AMKOR TECHNOLOGY, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   FOR THE SIX MONTHS
                                                     ENDED JUNE 30,
                                                 ----------------------
                                                   1998          1999
                                                 --------      --------
                                                (unaudited)   (unaudited)
NET REVENUES .................................   $756,457      $869,882
COST OF REVENUES -- including
   Purchases from ASI ........................    627,162       740,544
                                                 --------      --------
GROSS PROFIT .................................    129,295       129,338
                                                 --------      --------
OPERATING EXPENSES:
  Selling, general and administrative ........     57,654        65,123
  Research and development ...................      3,995         5,094
                                                 --------      --------
     Total operating expenses ................     61,649        70,217
                                                 --------      --------
OPERATING INCOME .............................     67,646        59,121
                                                 --------      --------
OTHER (INCOME) EXPENSE:
  Interest expense, net ......................     14,397        12,434
  Foreign currency (gain) loss ...............      3,703           404
  Other expense, net .........................      5,897         3,628
                                                 --------      --------
     Total other expense .....................     23,997        16,466
                                                 --------      --------
INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST ......................     43,649        42,655
PROVISION FOR INCOME TAXES ...................      8,159        12,210
MINORITY INTEREST ............................        559            --
                                                 --------      --------
NET INCOME ...................................   $ 34,931      $ 30,445
                                                 ========      ========
PRO FORMA DATA (UNAUDITED):
  Historical income before income taxes
     and minority interest ...................   $ 43,649
  Pro forma provision for income taxes .......     12,659
                                                 --------
  Pro forma income before minority
     Interest ................................     30,990
  Historical minority interest ...............        559
                                                 --------
  Pro forma net income .......................   $ 30,431
                                                 ========
PER SHARE DATA:
  Basic net income
     per common share ........................   $    .37      $    .26
                                                 ========      ========
  Diluted net income
     per common share ........................   $    .36      $    .26
                                                 ========      ========
  Basic pro forma net income
     per common share ........................   $    .32
                                                 ========
  Diluted pro forma net income
     per common share ........................   $    .32
                                                 ========
Shares used in computing basic net income
per common share .............................     94,323       117,995
                                                 ========      ========
Shares used in computing diluted net income
per common share .............................     99,519       118,289
                                                 ========      ========

                             AMKOR TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                          DECEMBER 31,        JUNE 30,
                                                             1998              1999
                                                          -----------       -----------
                                                                            (unaudited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ............................  $   227,587       $   107,553
  Short-term investments ...............................        1,000           119,464
  Accounts receivable --
     Trade, net of allowance for doubtful
       accounts of $5,952 ..............................      109,243           163,876
     Due from affiliates ...............................       25,990             4,417
     Other .............................................        5,900            60,742
  Inventories ..........................................       85,628            74,272
  Other current assets .................................       16,687            15,896
                                                          -----------       -----------
          Total current assets .........................      472,035           546,220
                                                          -----------       -----------
PROPERTY, PLANT AND EQUIPMENT, net .....................      416,111           749,025
                                                          -----------       -----------
INVESTMENTS ............................................       25,476            24,560
                                                          -----------       -----------
OTHER ASSETS:
  Due from affiliates ..................................       28,885            39,857
  Intangible Assets ....................................       26,158           304,435
  Other ................................................       34,932            61,413
                                                          -----------       -----------
          Total other assets ...........................       89,975           405,705
                                                          -----------       -----------
          Total assets .................................  $ 1,003,597       $ 1,725,510
                                                          ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft .......................................  $    13,429       $     8,818
  Short-term borrowings and current portion of
     long-term debt ....................................       38,657            25,724
  Trade accounts payable ...............................       96,948           115,547
  Due to affiliates ....................................       15,722            95,623
  Accrued expenses .....................................       77,004            69,307
  Accrued income taxes .................................       38,892            29,146
                                                          -----------       -----------
          Total current liabilities ....................      280,652           344,165
                                                          -----------       -----------
LONG-TERM DEBT .........................................       14,846            10,572
                                                          -----------       -----------
CONVERTIBLE DEBT .......................................      207,000           207,000
                                                          -----------       -----------
SENIOR AND SENIOR SUBORDINATED NOTES....................           --           625,000
                                                          -----------       -----------
OTHER NONCURRENT LIABILITIES ...........................       10,738            16,642
                                                          -----------       -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock .........................................          118               118
  Additional paid-in capital ...........................      381,061           382,609
  Retained earnings ....................................      109,738           140,183
  Accumulated other comprehensive income ...............         (556)             (779)
                                                          -----------       -----------
          Total stockholders' equity ...................      490,361           522,131
                                                          -----------       -----------
          Total liabilities and stockholders' equity ...  $ 1,003,597       $ 1,725,510
                                                          ===========       ===========


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